Exhibit 10.4

ASSIGNMENT OF MINING LEASE AND OPTION TO PURCHASE

THIS ASSIGNMENT, effective March 10, 2006, is from Scoonover Exploration LLC, (“Scoonover”), whose address is Scoonover Exploration LLC, c/o E.L. Hunsaker III – Managing Member, P.O. Box 2021, Elko, Nevada 89803 to HuntMountain Resources (“HuntMountain”), whose address is HuntMountain Resources, c/o Tim Hunt - President, 1611 N. Molter Road #201, Liberty Lake, WA 99109.

IN CONSIDERATION of One Dollar ($1.00) and other valuable consideration, and further in consideration of the mutual covenants and conditions contained in this Assignment, the parties agree as follows:

1.

Assignment.  Scoonover assigns to HuntMountain all of the right, title, and interest of Scoonover in and to those certain leases and agreements more particularly described in Exhibit A attached hereto and incorporated by reference herein.

2.

Indemnity.   HuntMountain assumes the obligations of Scoonover under the leases and agreements and shall indemnify and hold harmless Scoonover from any costs, loss, or damage (including attorneys’ fees) resulting from any default under the leases and agreements after the date of this Assignment or from any operations or activities of HuntMountain after the date of this Assignment on or in connection with the properties covered by the leases and agreements.

3.

No Warranty.  Scoonover makes no warranty, express or implied.

4.

Inurement.  All covenants, conditions, limitations, and provisions contained in this Agreement apply to and are binding upon the parties to this Agreement, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

Scoonover Exploration LLC

   /s/ E.L. Hunsaker

By: _______________________________

      E.L. Hunsaker III, Managing Member

On this 13th day of March, 2006, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared E.L. Hunsaker III to me known to be the Managing Member of Scoonover Exploration LLC, who executed the within and foregoing instrument and acknowledged he said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that each was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Danielle Gardner

Notary Public in and for Nevada State

9/23/09

My Commission Expires:

HuntMountain Resources

/s/ Tim Hunt

By: ____________________________

 Tim Hunt, President

On this 10th day of March, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Tim Hunt to me known to be the President of HuntMountain Resources, who executed the within and foregoing instrument and acknowledged he said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that each was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Theron V Rust

Notary Public in and for Washington State

11/25/2007

My Commission Expires:

EXHIBIT A

Mining Lease and Option to Purchase Agreement by and between Scoonover Exploration, LLC and Miles Painter, dated February 1, 2006 a copy of which is attached hereto and by this reference incorporated herein.